SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of Earliest
               Event Reported):  June 4, 1999



             CHIQUITA BRANDS INTERNATIONAL, INC.
     (Exact Name of Registrant as Specified in Charter)




          New Jersey       1-1550       04-1923360
       (State or Other  (Commission   (IRS Employer
       Jurisdiction of  File Number)Identification No.)
        Incorporation)


      250 East Fifth Street, Cincinnati, Ohio 45202
            (Address of Principal Executive Offices)


      Registrant's telephone number, including area code:
                         (513) 784-8000

            INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6 and 8 are not applicable and are omitted from this report.


ITEM 5.   OTHER EVENTS.

     The Company is making this filing in order to place the information contained herein on file with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Reference is made to the Company's June 4, 1999 News Release relating to its public offering of senior debt, attached as Exhibit 99.1. In connection with its public offering, it is filing the attached Exhibit 12.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          12   Computation of Ratio of Earnings to Fixed Charges

          99.1 News Release of the Company issued June 4, 1999.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 7, 1999           CHIQUITA BRANDS INTERNATIONAL, INC.

                              By:  /s/William A. Tsacalis
                                   --------------------------
                                   William A. Tsacalis
                                   Vice President and Controller

                                                                      Exhibit 12

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (IN THOUSANDS, EXCEPT RATIO AMOUNTS)
                       Three Months Ended                 Year Ended
                            March 31                     December 31
                        ----------------   -------------------------------------
                         1999    1998      1998    1997     1996    1995    1994
                      -------  ------    ------  ------   ------  ------  ------
 Earnings:
 Income (loss) from
  continuing operations
  before income taxes $ 52,908$ 45,078 $ (9,912)$  8,543$ (16,728)$ 41,869$(70,811)
 Interest expense       26,693  27,999   108,757 108,913  130,232  163,513 167,464
 Portion of rentals
  representing
  interest cost         11,363  11,493    43,634  38,418   32,268   43,464  45,097
 Amortization of
  capitalized interest   1,012   1,000     4,022   3,977    3,930    4,158   4,043
 Undistributed share of
  income of
  less-than-fifty-percent-
  owned investees        (336)  (1,205)   (4,723) (2,540)   (274)   (2,963) (4,110)
                  -----------------------------------------------------------------

                     $ 91,640$ 84,365   $141,778$157,311 $149,428 $250,041$141,683
                      ======= =======   =======  =======  =======  ======= =======

 Fixed charges:
 Interest expense     $26,693 $27,999  $108,757$108,913 $130,232$163,513$167,464
 Capitalized interest     180    - -        900     900    1,000     700   3,900
 Portion of rentals
  representing
  interest cost         11,363   11,493   43,634   38,418   32,268   43,464   45,097
                  -----------------------------------------------------------------


                     $ 38,236$ 39,492  $153,291$148,231$ 163,500$207,677$216,461
                      ======= =======   ======= =======  ======= ======= =======

Ratio of earnings
 to fixed charges        2.40    2.14       (a)    1.06      (a)    1.20    (a)

 ______________
 (a) Fixed charges exceeded earnings by $11,513 in 1998, $14,072 in 1996 and $74,778 in 1994.

                                                                    Exhibit 99.1

                              CHIQUITA
                     [Logo]   BRANDS
                              INTERNATIONAL
-------------------------------------------------------------
NEWS RELEASE

                    FOR IMMEDIATE RELEASE

              CHIQUITA ANNOUNCES DEBT OFFERING



CINCINNATI, OHIO, June 4, 1999 -- Chiquita Brands
International, Inc. announced today that it plans to offer the following securities under an effective shelf
Registration Statement:

     -    $125 million of Senior Notes due 2009; and
     -    Euro 75 million of Senior Notes due 2009.

Proceeds from the sale of the dollar senior notes and euro senior notes will be used primarily to repay outstanding debt of the Company and its subsidiaries and for other general corporate purposes. Neither one of these offerings is dependent upon the completion of the other offering.

Lehman Brothers and Salomon Smith Barney are joint book-running managers for the dollar senior notes offering.
Salomon Smith Barney International and Warburg Dillon Read are joint book-running managers for the euro senior notes offering.

This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. Any offer is made only by the prospectus and related prospectus supplements, copies of which can be obtained from the underwriters listed above and such other dealers as may lawfully offer these securities.

Chiquita is a leading international marketer, producer and distributor of quality fresh fruits and vegetables and processed foods.


FOR FURTHER INFORMATION, PLEASE CONTACT:
Michael B. Sims
Vice President, Investor Relations
(513) 784-6366